Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal First Quarter 2021 Financial Results

Irvine, CA. January 11, 2021 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today provided a COVID-19 business update and reported fiscal first quarter 2021 financial results for the period ended November 30, 2020.

COVID-19 Business Update

As of November 30, 2020, the Company had 27 restaurants open in some capacity: indoor dining, outdoor dining or takeout only. Due to changes in local guidelines for public activities, the Company reduced certain restaurants’ operating capacities in December, and as of today, the Company had all 29 restaurants open, with 16 of them in California and Washington DC only providing takeout, one restaurant in Illinois only providing outdoor dining and takeout, and the remaining 12 restaurants operating at reduced indoor capacities of 25% to 75% and providing takeout, depending on local requirements.

In response to COVID-19, the Company continues to focus on cleaning and sanitizing protocols at its restaurants.  The Company has implemented additional training and operating processes for all of its employees, including increased handwashing procedures, the use of face masks and gloves, and requirement to pass a health screening process, which includes a temperature check, before the start of each shift.

On September 2, 2020, the Company increased its revolving line of credit to $35 million, and extended the payback period from one year to five years from each borrowing date. In November 2020, the Company borrowed $3 million on the revolver and as of November 30, 2020, the Company had cash and cash equivalents of $2.7 million and $3 million in debt. Subsequent to November 30, 2020, the Company borrowed an additional $6 million.

Fiscal First Quarter 2021 Highlights

➣	Total sales were $9.4 million, a decrease of $8.0 million compared to the first quarter of 2020;
➣	Operating loss was $6.3 million, compared to an operating loss of $1.4 million in the first quarter of 2020;
➣

Net loss was $6.4 million, or ($0.76) per diluted share, compared to net loss of $1.2 million, or ($0.15) per diluted share, in the first quarter of 2020. Adjusted net loss* was $6.0 million, or ($0.71) per diluted share, compared to adjusted net loss* of $1.2 million or ($0.15) per diluted share, in the first quarter of 2020;

➣	Restaurant-level operating loss* was $0.9 million, compared to restaurant-level operating profit* of $3.0 million in the first quarter of 2020;
➣	Adjusted EBITDA* was ($4.1) million, compared to ($0.3) million in the first quarter of 2020; and
➣	Three new restaurants opened during the first quarter of 2021.
*

Adjusted net loss, Restaurant-level operating profit (loss) and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.  See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “I’m pleased with the progress on initiatives we’ve put in place at the onset of this pandemic. For fiscal first quarter of 2021, we were able to operate 27 out of 28 of our restaurants, albeit at various capacity restrictions, improve our total sales by 70% sequentially from fiscal fourth quarter of 2020, and greatly enhance our off-premise offerings through our new partnership with Square, which enables a frictionless guest experience. While we remain optimistic about our business and its growth potential, we are still operating in an uncertain environment. As we progress through our fiscal second quarter, we see a new set of tougher state and local operational restrictions, particularly in California, where the state enacted a total ban on both indoor and outdoor dining effective December 6, 2020. This contributed to a December comparable restaurant sales decline of approximately 64% and sequential decline in sales of approximately 10% from November. Nevertheless, we remain confident about our post-pandemic recovery and appreciate the financial security provided through our relationship with Kura Sushi Japan.”

Review of Fiscal First Quarter 2021 Financial Results

Total sales were $9.4 million compared to $17.4 million in the first quarter of 2020.  Comparable restaurant sales decreased 51% for the first quarter of 2021.

Food and beverage costs as a percentage of sales was 32.4% compared to 32.6% in the first quarter of 2020.

Labor and related costs as a percentage of sales increased to 46.3% from 32.3% in the first quarter of 2020. The increase was primarily due to the effect of lower sales and minimum staffing needed to operate our restaurants at reduced capacities.

Occupancy and related expenses were $1.7 million, representing an increase of $0.3 million compared to the first quarter of 2020.  This increase was primarily a result of additional lease expense incurred from new restaurants that were opened subsequent to November 30, 2019, as well as incremental pre-opening rent expense.

Other costs as a percentage of sales increased to 22.1% compared to 11.7% in the first quarter of 2020.  The increase was primarily due to fixed cost deleverage as a result of the decrease in sales, as well as an increase in smallware expense as a result of the three new restaurants that opened within the quarter and supplies for incremental takeout orders.

General and administrative expenses were $3.5 million, representing an increase of $0.2 million compared to the first quarter of 2020. This increase was primarily due to $0.4 million of executive transition costs, $0.2 million in compensation-related expenses and $0.1 million of various other costs, partially offset by $0.5 million in reduced legal and audit fees.  As a percentage of sales, general and administrative expenses increased to 37.4% compared to 19.1% in the first quarter of 2020.

Operating loss was $6.3 million, compared to an operating loss of $1.4 million in the first quarter of 2020.

Income tax expense was $29 thousand compared to a benefit of $4 thousand in the first quarter of 2020.

Net loss was $6.4 million, or ($0.76) per diluted share, compared to net loss of $1.2 million, or ($0.15) per diluted share, in the first quarter of 2020.

Adjusted net loss* was $6.0 million, or ($0.71) per diluted share, compared to adjusted net loss* of $1.2 million, or ($0.15) per diluted share, in the first quarter of 2020.

Restaurant-level operating loss* was $0.9 million, compared to restaurant-level operating profit* of $3.0 million in the first quarter of 2020.

Adjusted EBITDA* was ($4.1) million, compared to $0.3 million in the first quarter of 2020.

Restaurant Development

During the first quarter of fiscal year 2021, three new restaurants were opened in Fort Lee, NJ; Koreatown (Los Angeles), CA; and Washington DC.  Subsequent to November 30, 2020, the Company opened one restaurant in Aventura, Florida.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer; Steven Benrubi, Chief Financial Officer; and Benjamin Porten, Investor Relations Director.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13714604. The replay will be available until January 18, 2021.  The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

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About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 29 locations in seven states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 450 restaurants and 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense, asset disposals, closure costs and restaurant impairments, as well as certain items, such as certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base.  The Company include restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period.  Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.  The Company did not make any adjustments for the temporary restaurant closures due to COVID-19.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“Non-GAAP measures”) are not recognized under GAAP. These Non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these Non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with our GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss)

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and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these Non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these Non-GAAP measures in the same fashion. Because of these limitations, these Non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these Non-GAAP measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully resume and maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Fitzhugh Taylor or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended November 30,
	2020	2019
Sales	$9,414	$17,440
Restaurant operating costs:
Food and beverage costs	3,053	5,693
Labor and related costs	4,360	5,641
Occupancy and related expenses	1,690	1,439
Depreciation and amortization expenses	927	663
Other costs	2,079	2,047
Total restaurant operating costs	12,109	15,483
General and administrative expenses	3,521	3,326
Depreciation and amortization expenses	75	22
Total operating expenses	15,705	18,831
Operating loss	(6,291)	(1,391)
Other expense (income):
Interest expense	34	34
Interest income	(4)	(197)
Loss before income taxes	(6,321)	(1,228)
Income tax expense (benefit)	29	(4)
Net loss	$(6,350)	$(1,224)
Net loss per Class A and Class B common shares
Basic	$(0.76)	$(0.15)
Diluted	$(0.76)	$(0.15)
Weighted average Class A and Class B shares outstanding
Basic	8,348	8,335
Diluted	8,348	8,335

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Kura Sushi USA, Inc

Selected Balance Sheet Data and Selected Operating Data

(in thousands; except restaurants and percentages; unaudited)

	November 30, 2020	August 31, 2020
Selected Balance Sheet Data:
Cash and cash equivalents	$2,745	$9,259
Total assets	$115,393	$118,379
Loan with affiliate	$3,000	—
Total liabilities	$75,670	$72,666
Total stockholders’ equity	$39,723	$45,713

	Three Months Ended November 30,
	2020	2019
Selected Operating Data:
Restaurants at the end of period	28	23
Comparable restaurant sales performance	(50.8)%	7.9%
EBITDA	$(5,289)	$(706)
Adjusted EBITDA	$(4,057)	$(342)
Adjusted EBITDA margin	(43.1)%	(2.0)%
Operating loss	$(6,291)	$(1,391)
Operating loss margin	(66.8)%	(8.0)%
Restaurant-level operating (loss) profit	$(934)	$3,024
Restaurant-level operating (loss) profit margin	(9.9)%	17.3%

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Reconciliation of Net Loss and Loss Per Diluted Share to

Adjusted Net Loss and Adjusted Loss Per Diluted Share

(in thousands, except loss per share amounts; unaudited)

	Three Months Ended November 30,
	2020	2019
Net loss	$(6,350)	$(1,224)
Executive transition costs(4)	390	—
Adjusted net loss	$(5,960)	$(1,224)
Net loss per Class A and Class B common shares
Loss per diluted share	$(0.76)	$(0.15)
Executive transition costs(4)	0.05	—
Adjusted loss per diluted share	$(0.71)	$(0.15)
Weighted average Class A and Class B shares outstanding
Diluted shares	8,348	8,335
Adjusted diluted shares	8,348	8,335

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Kura Sushi USA, Inc

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended November,
	2020	2019
Net loss	$(6,350)	$(1,224)
Interest expense (income), net	30	(163)
Income tax expense (benefit)	29	(4)
Depreciation and amortization expenses	1,002	685
EBITDA	(5,289)	(706)
Stock-based compensation expense(1)	266	121
Non-cash lease expense(2)	576	243
Executive transition costs(4)	390	—
Adjusted EBITDA	$(4,057)	$(342)

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Kura Sushi USA, Inc

Reconciliation of Operating Loss to Restaurant-level Operating (Loss) Profit

(in thousands; unaudited)

	Three Months Ended November 30,
	2020	2019
Operating loss	$(6,291)	$(1,391)
Depreciation and amortization expenses	1,002	685
Stock-based compensation expense(1)	266	121
Non-cash lease expense(2)	576	243
Pre-opening costs(3)	235	145
General and administrative expenses	3,521	3,326
Corporate-level stock-based compensation included in General and administrative expenses	(243)	(105)
Restaurant-level operating (loss) profit	$(934)	$3,024

(1)

Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(2)	Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)

Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

(4)	Executive transition costs include severance and search fees associated with the transition of our Chief Financial Officer. The income tax impact of this adjustment was immaterial.

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